Exhibit 99.1

August 20, 2018

Securities and Exchange Commission

100 F Street

Washington, DC 20549

Ladies and Gentlemen:

On August 17, 2018, we were dismissed as the independent registered public accounting firm for Eagle Bancorp Montana, Inc. (the Company), effective upon the issuance of our reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2018, as well as our report on the effectiveness of the Company’s internal controls over financial reporting for the same period.

We have read the Company’s disclosure set forth in Item 4.01, “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K, and are in agreement with the disclosures in the Current Report, insofar as they pertain to our firm. We have not been requested to, nor are we providing any representations related to the other disclosures included in this Form 8-K.

Sincerely,

/s/ Eide Bailly LLP

Eide Bailly LLP

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